Exhibit 15.1

April 30, 2025

The Board of Directors and Stockholders of

Big 5 Sporting Goods Corporation

2525 East El Segundo Boulevard

El Segundo, CA 90245

We are aware that our report dated April 30, 2025, on our review of the interim financial information of Big 5 Sporting Goods Corporation and subsidiaries appearing in this Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2025, is incorporated by reference in Registration Statement Nos. 333-149730, 333-179602, 333-215545, 333-234317, and 333-268129 each on Form S-8.

/s/ Deloitte & Touche LLP

Los Angeles, California